Exhibit (h)(3)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

CONSIDERATION OF EXPENSE CAP ARRANGEMENTS

WHEREAS:

Each applicable Manager (“Manager”) has agreed to waive fees and/or reimburse operating expenses to the extent necessary to limit total operating expenses (other than such expenses as are described in the Expense Cap Arrangement material for this meeting and as presented to and described at this meeting) to the amounts set forth in the Expense Cap Arrangement material for this meeting and as presented to and described at this meeting, subject to recapture as described below; therefore, as to each listed class of each applicable fund, it is

RESOLVED:	That the Board approves and agrees to this arrangement, subject to the following:

•  That the expense cap arrangement shall continue for the applicable Fund until the date specified in the Board Material, unless modified or terminated prior to that date by agreement of the Manager and the Board, and that the expense cap arrangement may be terminated at any time after such date by the Manager;

• That the expense cap arrangement may be modified by the Manager to decrease total annual operating expenses of a class or fund at any time;

•  That the Manager, as applicable, is permitted to recapture amounts waived or reimbursed to a class within three fiscal years after the year in which the Manager earned the fee or incurred the expense if the class’ total annual operating expenses have fallen to a level below the limit described above; and

•  That in no case will the Manager recapture any amount that would result, on any particular business day of the fund, in the fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect; and further

RESOLVED:

That the officers of the Fund, acting singly, are hereby authorized, empowered and directed to update the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as said officers may deem appropriate to reflect the substance of the foregoing resolutions; and further

RESOLVED:

That the officers of the Fund, acting singly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG	MASON GLOBAL ASSET MANAGEMENT TRUST

Equity Funds:

Fund Name	Share lass	Cap Level	Expiration Date
QS U.S. Small Capitalization Equity Fund[1]	A	1.30	12/31/19
	A2	1.50	12/31/19
	C	2.05	12/31/19
	FI	1.30	12/31/19
	I	1.00	12/31/19
	IS	0.75 Not to exceed I2	12/31/19
	R	1.55	12/31/19
	R1	2.05	12/31/19

ClearBridge Value Trust[1]	A	1.15	12/31/19
	C	1.90	12/31/19
	FI	1.15	12/31/19
	I	0.80	12/31/19
	IS	0.70 Not to exceed I2	12/31/19
	R	1.40	12/31/19
	R1	None	12/31/19

ClearBridge Small Cap Fund[1]	A	None	—
	A2	None	—
	C	None	—
	FI	None	—
	I	None	—
	IS	Not to exceed I2	—
	R	None	—
	R1	None	—

ClearBridge International Growth Fund[1]	A	1.15	12/31/19
	C	1.90	12/31/19
	FI	1.15	12/31/19
	I	0.90	12/31/19
	IS	0.80 Not to exceed I2	12/31/19
	R	1.40	12/31/19
	R1	1.90	12/31/19

LM BW Dynamic Large Cap Value Fund[1]	A	1.10	12/31/19
	C	1.85	12/31/19
	FI	1.10	12/31/19
	I	0.75	12/31/19
	IS	0.65 Not to exceed I2	12/31/19
	R	1.35	12/31/19

LM BW Diversified Large Cap Value Fund[1]	A	1.15	12/31/19
	A2	1.35	12/31/19
	C	1.90	12/31/19
	FI	1.15	12/31/19
	I	0.80	12/31/19
	IS	0.70 Not to exceed I2	12/31/19
	R	1.40	12/31/19
	R1	2.05	12/31/19

QS International Equity Fund[1]	A	1.30	12/31/19
	A2	1.50	12/31/19
	C	2.05	12/31/19
	FI	1.30	12/31/19
	I	0.95	12/31/19
	IS	0.85 Not to exceed I2	12/31/19
	R	1.55	12/31/19
	R1	2.10	12/31/19

Martin Currie Emerging Markets Fund[1]	A	1.30	12/31/19
	A2	1.50	12/31/19
	C	2.05	12/31/19
	FI	1.30	12/31/19
	I	0.95	12/31/19
	IS	0.85 Not to exceed I2	12/31/19
	R	1.55	12/31/19

Martin Currie International Unconstrained Equity Fund[1]	A	1.20	12/31/19
	A2	1.40	12/31/19
	C	1.95	12/31/19
	FI	1.20	12/31/19
	I	0.85	12/31/19
	IS	0.75 Not to exceed I2	12/31/19
	R	1.45	12/31/19

QS Global Market Neutral Fund[3]	A	1.55	12/31/19
	A2	1.75	12/31/19
	C	2.30	12/31/19
	FI	1.55	12/31/19
	I	1.20	12/31/19
	IS	1.10 Not to exceed I2	12/31/19
	R	1.80	12/31/19

RARE Global Infrastructure Value Fund[1]	A	1.50	12/31/19
	A2	1.70	12/31/19
	C	2.25	12/31/19
	FI	1.50	12/31/19
	I	1.15	12/31/19
	IS	1.05 Not to exceed I2	12/31/19
	R	1.75	12/31/19

Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date
LM BW Global Opportunities Bond Fund[1]	A	1.00	12/31/19
	A2	1.20	12/31/19
	C1	1.45	12/31/19
	C	1.75	12/31/19
	FI	1.00	12/31/19
	I	0.75	12/31/19
	IS	0.65 Not to exceed I2	12/31/19
	R	1.25	12/31/19

LM BW International Opportunities Bond Fund[1]	A	1.00	12/31/19
	C1	1.45	12/31/19
	C	1.75	12/31/19
	FI	1.00	12/31/19
	I	0.75	12/31/19
	IS	0.65 Not to exceed I2	12/31/19
	R	1.25	12/31/19

LM BW Absolute Return Opportunities Fund[1]	A	1.20	12/31/19
	C1	1.70	12/31/19
	C	1.95	12/31/19
	FI	1.20	12/31/19
	I	0.85	12/31/19
	IS	0.75 Not to exceed I2	12/31/19
	R	1.45	12/31/19

LM BW Global High Yield Fund[1]	A	1.15	12/31/19
	C	1.90	12/31/19
	FI	1.15	12/31/19
	R	1.40	12/31/19
	I	0.85	12/31/19
	IS	0.75 Not to exceed I2	12/31/19

LM BW Alternative Credit Fund[1]	A	1.65	12/31/19
	C	2.40	12/31/19
	FI	1.65	12/31/19
	R	1.95	12/31/19
	I	1.35	12/31/19
	IS	1.25 Not to exceed I2	12/31/19

LM BW Global Macro Fund[1]	A	1.75	12/31/19
	A2	1.95	12/31/19
	C	2.50	12/31/19
	FI	1.75	12/31/19
	I	1.40	12/31/19
	IS	1.30 Not to exceed I2	12/31/19
	R	2.00	12/31/19

Fund Name	Share Class	Cap Level	Expiration Date
LM BW Global Flexible Income Fund[1]	A	1.10	12/31/19
	A2	1.30	12/31/19
	C	1.85	12/31/19
	FI	1.10	12/31/19
	I	0.75	12/31/19
	IS	0.65 Not to exceed I2	12/31/19
	R	1.35	12/31/19

Mixed Asset Funds:

Fund Name	Share Class	Cap Level	Expiration Date
LM Strategic Real Return Fund[4]	A	1.35	12/31/19
	A2	1.55	12/31/19
	C	2.10	12/31/19
	FI	1.35	12/31/19
	I	1.10	12/31/19
	IS	1.00 Not to exceed I2	12/31/19
	R	1.60	12/31/19

[1]	The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions, dividend expense on short sales, taxes, extraordinary expenses and acquired fund fees and expenses).
[2]	LMPFA has agreed that total annual fund operating expenses for Class IS shares of the fund will not exceed total annual fund operating expenses for Class I shares of the fund, subject to recapture.
[3]	The manager has agreed to waive fees and/or reimburse operating expenses (other than interest; brokerage commissions and expenses; costs and expenses associated with any prime brokerage arrangement (including the costs of any securities borrowing arrangement); dividend and interest expenses on securities sold short, taxes, extraordinary expenses and acquired fund fees and expenses).
[4]	The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expenses).